Exhibit 99.1

 First Quarter 2018 Investor Presentation

 This investor presentation contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “confident,” “strategy,” “future” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance, including, without limitation, the impact of the 2017 Tax Cuts and Jobs Act on the Company and its operations and financial results, the performance of the banking and mortgage industry and the economy in general and the benefits, cost, synergies and financial impact of the Company’s acquisition of the Clayton Banks.. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this investor presentation including, without limitation, the risks and other factors set forth in the Company’s Annual Report Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017 under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. TerminologyIn this investor presentation, references to “we,” “our,” “us,” “FB Financial” or “the Company” refer to FB Financial Corporation, a Tennessee corporation, and our wholly-owned bank subsidiary, FirstBank, a Tennessee state chartered bank, unless otherwise indicated or the context otherwise requires. References to “Bank” or “FirstBank” refer to FirstBank, our wholly-owned bank subsidiary.Contents of Investor PresentationExcept as is otherwise expressly stated, the contents of this investor presentation are presented as of the date on the front cover of this investor presentation. Market Data Market data used in this investor presentation has been obtained from government and independent industry sources and publications available to the public, sometimes with a subscription fee, as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We did not commission the preparation of any of the sources or publications referred to in this presentation. We have not independently verified the data obtained from these sources, and, although we believe such data to be reliable as of the dates presented, it could prove to be inaccurate. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this investor presentation.   Forward looking statements

 Use of non-GAAP financial measures  This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant gains and charges in the current period. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures. Below is a listing of the non-GAAP financial measures used in this investor presentation. Core net income, core diluted earning per share, the core efficiency ratio, the banking segment core efficiency ratio, the mortgage segment core efficiency ratio, the mortgage segment core pre-tax contribution, and core return on average assets, equity and tangible common equity are non-GAAP measures that exclude securities gains (losses), merger-related and conversion expenses, one time IPO equity grants and other selected items. The Company’s management use these measures in their analysis of the Company’s performance. The Company’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Tangible book value per common share and tangible common equity to tangible assets are non-GAAP measures that exclude the impact of goodwill and other intangibles and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill and other intangibles vary extensively from company to company, we believe that the presentation of these non-GAAP financial measures allows investors to more easily compare the Company’s capital position to other companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided on the appendix to this investor presentation.

Over 110 years of history in Tennessee

- Organic growth
- Acquisitions
- Other

1990: Jim Ayers acquired sole control of the Bank

2001: Opened branches in Nashville and Memphis

2004: Opened branch in Knoxville

2008: Opened two branches in Chattanooga

2014: Opened branch in Huntsville, Alabama

2015: Awarded "Top Workplaces" by The Tennessean

2016: Rebranded to FB Financial and Completed IPO

Year: 1906 1984 1988 1990 1996 1999 2001 2003 2004 2006 2007 2008 2010 2012 2013 2014 2015 2016 2017

1984: Jim Ayers and associate acquired the Bank

1988: Purchased assets of First National Bank of Lexington; Changed franchise name to FirstBank

1996: Purchased Bank of West Tennessee (Lexington) and Nations Bank branch (Camden)

1999: Acquired First State Bank of Linden

2001: Acquired Bank of Huntingdon

2003: Acquired The Bank of Murfreesboro in Nashville MSA

2007: Acquired branches from AmSouth Bank in Tennessee community markets

2015: Acquired Northwest Georgia Bank in Chattanooga

2016: Completed core operating platform conversion

2016: Completed integration of Northwest Georgia Bank in Chattanooga

2017: Acquired Clayton Bank and Trust (Knoxville, TN) and American City Bank (Tullahoma, TN)

	1984	1996	1999	2001	2003	2004	2006	2007	2008	2010	2012	2014	2015	2016	2017
Total assets ($bn)		$0.3	$0.5	$0.8	$1.1	$1.1	$1.5	$1.9	$2.1	$2.1	$2.2	$2.5	$2.9	$3.3	$4.7

FB FirstBank

3

Snapshot of FB Financial today

Company overview

- Second largest Nashville-headquartered bank and third largest Tennessee-based bank
- Originally chartered in 1906, one of the longest continually operated banks in Tennessee
- Completed the largest bank IPO in Tennessee history in September 2016
- Mr. James W. Ayers is a current ~56% owner of FB Financial
- Attractive footprint in both high growth metropolitan markets and stable community markets
  - Located in six major metropolitan markets in Tennessee, Alabama and Georgia
  - Leading market position in twelve community markets
  - Mortgage offices located throughout footprint and strategically across the southeast
- Provides the personalized, relationship-based service of a community bank with the products and capabilities of a larger bank
  - Personal banking, commercial banking, investment services, trust and mortgage banking
  - Local people, local knowledge and local authority

Current organizational structure

FB Financial Corporation
100% stockholder of FirstBank

↓

FirstBank

Financial highlights

Balance sheet highlights ($mm)	12/31/2017
Total assets	$4,728
Loans - HFI	3,167
Total deposits	3,664
Shareholder's equity	597

Key metrics – (%)	2017
Core ROAA (%)	1.56[1]
Core ROATCE (%)	16.2[1]
NIM (%)	4.46
Core Efficiency (%)	67.3[1]
Tangible Common Equity/Tangible Assets (%)	9.7[1]

Note: Unaudited financial data as of December 31, 2017
[1] Non-GAAP financial measure. See "Use of non-GAAP financial measures," "Reconciliation of non-GAAP financial measures" and the Appendix hereto.

FirstBank

4

   Strategic drivers    Great Place to Work  Strategic M&A    Experienced Senior Management Team  Elite Financial Performer  Scalable banking and mortgage platforms  Local Decision Makers in Attractive Metro and Community Markets

 A leading community bank headquartered in Tennessee  Top 10 banks in Tennessee¹  Top 10 banks under $25bn assets in Tennessee¹  Source: SNL Financial; Note: Deposit data as of June 30, 2017; Pro forma for pending acquisitions announced as of January 23, 20181 Sorted by deposit market share, deposits are limited to Tennessee  #2 community bank in Tennessee

 Attractive footprint with balance between stable community markets and high growth metropolitan markets  269123Blue dots  193210228Metro markets  130131135Highway  167169172State county outlines  8715487Green dots  148194148Community markets  Source files are619754_FirstBank Bancorp.ai and mapinfo  1 Source: SNL Financial. Statistics are based upon county data. Market data is as of June 30, 2017 and is presented on a pro forma basis for pending acquisitions announced as of January 23, 2018. Size of bubble represents size of company deposits in a given market.2 Financial and operational data as of December 31, 2017            Nashville MSA  Knoxville MSA  Chattanooga MSA  Huntsville MSA  Memphis MSA      Jackson MSA  Metropolitan marketsCommunity markets      Our current footprint1   Total loans (excluding HFS)2  Total full service branches2  Total deposits2  Market rank by deposits: Nashville (13th)Chattanooga (7th) Jackson (3rd) Memphis (23rd)Knoxville (10th) Huntsville (19th)

 Well positioned in attractive metropolitan markets  269123Blue dots  193210228Metro markets  130131135Highway  167169172State county outlines  8715487Green dots  148194148Community markets  Source files are619754_FirstBank Bancorp.ai and mapinfo  Nashville rankings: “The new 'it' City” – The New York Times1    Most attractive mid-sized cities for business (KPMG, April 2014)  # 2   Fastest growing large metro economy (Headlight Data, July 2017)  # 3   Healthiest economy in top 100 metro areas (ACBJ, October 2017)  # 4  1 January 8, 2013 “Nashville Takes its Turn in the Spotlight”  Home to great sports teams and universities  Nashville growth  Population growth 2010 – 2018 (%)  Projected median HHI growth 2018 – 2023 (%)  Projected population growth 2018 – 2023 (%)  Located in northern Alabama One of the strongest technology economies in the nation, with the highest concentration of engineers in the United States6th largest county by military spending in the country  Huntsville  Chattanooga  4th largest MSA in TNDiverse economy with over 24,000 businesses Employs over 260,000 people Focused on attracting tech companies and start-ups; first municipality to debut a gigabit network  Memphis  2nd largest MSA in TNDiversified business base and has the busiest cargo airport in North America11.5 million tourists visit annually, generating more than $3.3 billion for the local economy in 2016   Knoxville  3rd largest MSA in TN Approximately 14,000 warehousing and distribution jobs are in the area and account for an annual payroll of $3.8 billionWell situated to attract the key suppliers and assembly operations in the Southeast  Source: S&P Market Intelligence; Chattanooga, Knoxville, Memphis, Huntsville Chambers of Commerce, U.S. Department of Labor, Bureau of Labor Statistics, NAICS  8th largest MSA in TNComplements and solidifies our West Tennessee franchiseFirstBank is an established leader with #3 market share  Jackson   Metro for professional and business service jobs (Forbes, June 2017)  # 1

2017 Highlights

Key highlights

- 2017 revenues of $294.9 million, up 15.3% from 2016
- Closed Clayton Banks merger on 7/31/17 - $1.2 billion in assets
- Organic loans (HFI) growth of 13.9% from 2016; total organic customer deposits grew 2.0% from 2016
- Noninterest bearing deposit growth of 27.4% from 2016; noninterest bearing deposits represent 24.2% of total deposits at 12/31/17
- Core efficiency ratio of 63.6%[2] in 4Q17, over 10 percentage point improvement from 4Q16
- Banking Segment core efficiency ratio of 55.6%[2] in 4Q17, 7 percentage point improvement from 4Q16
- Mortgage interest rate lock commitment (IRLC) volume was $7.57 billion, up 26.9% from 2016
- Mortgage Segment core pre-tax direct contribution of $16.8 million in 2017, up 6.7% from 2016
- Income tax benefit of $5.9 million in 4Q 2017 due to revaluation of recorded deferred tax liability; 2018 expected effective tax rate of 24.5% - 25.5%

Pro forma core financial results[2]

(Dollars in millions, except per share)	2015	2016	2017
Diluted earnings per share[2]	$1.91	$2.40	$2.14
Tangible book value per share[2]	$10.66	$11.58	$14.56
Weighted average diluted shares (in millions)	17.2	19.3	28.2
Net income[1,2]	$32.9	$46.3	$60.4
Return on average assets[1,2]	1.28%	1.54%	1.56%
Return on average tangible common equity[1,2]	18.6%	20.7%	16.2%
Core efficiency ratio[2]	73.1%	70.6%	67.3%
Banking segment core efficiency ratio[2]	66.9%	64.4%	58.6%
Mortgage segment core efficiency ratio[2]	98.0%	89.2%	82.4%
NIM (tax- equivalent)	3.97%	4.10%	4.46%
NIM, ex-accretion & nonaccrual interest collections[3]	3.96%	3.94%	4.15%

[1] Pro forma net income and return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 35.08% and 36.75% for the years ended December 31, 2015 and 2016, respectively.
[2] Non-GAAP financial measure. See "Use of non-GAAP financial measures," "Reconciliation of non-GAAP financial measures" and the Appendix hereto.
[3] Data for nonaccrual interest collections not available prior to 2016.

FB FirstBank

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     Consistently delivering balanced profitability and growth  Drivers of profitability  Core pro forma return on average assets1 ($million)  Net interest margin  Noninterest income ($mn)      Loans / deposits  1 Pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 33.76%, 35.37%, 35.63%, 35.08%, and 36.75% for the years ended December 31, 2012, 2013, 2014, 2015, and 2016, respectively. Non-GAAP financial measure. See “Use of non-GAAP financial measures,” “Reconciliation of non-GAAP financial measures” and the Appendix hereto.   +94 bps    NPLs (HFI) / loans (HFI) (%)

     Consistent loan growth and balanced portfolio  Total loan growth1 ($million) and commercial real estate concentration  Loan portfolio breakdown1    4Q 2012  4Q 2017  Total HFI loans: $3,167 million  1 Exclude HFS loans; C&I includes owner-occupied CRE; CRE excludes owner-occupied CRE.2 Risk-based capital at FirstBank as defined in Call Report. 12/31/17 calculation is preliminary and subject to change.    Commercial real estate (CRE) concentration2  % of risk-based Capital        12/31/15  12/31/16  12/31/17  C&D loans subject to 100% risk-based capital limit  100%  81%  96%  Total CRE loans subject to 300% risk-based capital limit  210%  184%  228%

   Stable, low cost core deposit franchise  Total deposits ($million)  1 Includes mortgage servicing-related escrow deposits of $46.8 million and $53.7 million for the years ended December 31, 2016 and 2017, respectively.  Noninterest bearing deposits ($million)1  Deposit composition as of December 31, 2017  Cost of deposits        CAGR 15.0%  CAGR 21.2%

 Net interest margin driven by multiple levers  Historical yield and costs  1 Includes tax-equivalent adjustment2 Data for nonaccrual interest collections not available prior to 2016.   NIM (%)  3.52%  3.75%   3.93%   3.97%   4.10%   4.46%     NIM, ex-accretion and nonaccrual interest collections (%)2   3.52%  3.75%  3.93%  3.96%  3.94%  4.15%    Deposit cost (%)   0.78%  0.48%  0.36%  0.30%  0.29%  0.42%    Loan (HFI) yield     2015   2016  2017  Contractual interest rate on loans HFI1  4.77%  4.69%  4.95%  Origination and other loan fee income  0.28%  0.41%  0.32%    5.05%  5.10%  5.27%  Nonaccrual interest collections2  0.00%  0.06%  0.14%  Accretion on purchased loans  0.02%  0.20%  0.21%  Loan syndication fees  0.05%  0.05%  0.04%  Total loan yield (HFI)  5.12%  5.41%  5.66%

Mortgage banking continues to execute across channels

Highlights

- Mortgage segment (excludes retail footprint) pre-tax core contribution to overall Company reduced to 11.5% in 4Q17 with Clayton Banks acquisition
- 2017 mortgage segment core pre-tax contribution of $16.8 million (excludes retail footprint contribution of $5.0 million), up 6.7% from 2016
- Rebalanced mix through better channel distribution as Correspondent growth offsets refinancing decline primarily in Consumer Direct
- Business model continuing to shift to increased purchase volumes given market and interest rate environment

Mortgage banking income ($million)

	2015	2016	2017
Gain on Sale	$64.3	$ 94.5	$ 110.6
Fair value changes	$ 2.3	$ 11.2	$ (3.5)
Servicing Revenue	$ 3.6	$ 12.1	$ 13.2
Fair value MSR change	$ --	$ --	$ (3.4)
Total Income	$70.2	$117.8	$116.9

IRLC volume by line of business (%) [1]



Consumer Direct
Correspondent
Third party originated
Retail
Retail footprint
2015
2016
2017

	2015	2016	2017
IRLC volume:	$3.48bn	$5.97bn	$7.57bn
Mortgage sales:	$2.68bn	$4.36bn	$6.35bn

IRLC volume mix by purpose (%)



Purchase
Refinance
2015
48%
52%
2016
41%
59%
2017
58%
42%

[1] See additional detail regarding Mortgage Sales on page 10 of the Quarterly Financial Supplement that was furnished as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the SEC on January 22, 2018.

FB FirstBank

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Improving operating leverage remains a key objective  Consolidated 2017 core efficiency ratio of 67.3% driven by Banking Segment core efficiency ratio of 58.6%, meeting our target level of sub-60%; Banking Segment core efficiency ratio of 55.6% in 4Q 2017Further realization of cost savings from Clayton Banks merger will help efficiency ratio, expected to be fully phased-in 1Q 2018Bank’s investment in IT systems, including a new core system in 2016, created a scalable platform designed to drive and support growth across marketsContinuing to refine mortgage banking with operational efficiency improvements while maintaining contribution   Core efficiency ratio (tax-equivalent basis)1  Improving operating efficiency  1 Non-GAAP financial measure. See “Use of non-GAAP financial measures,” “Reconciliation of non-GAAP financial measures” and the Appendix hereto.

 Asset quality continues to improve    Classified & PCI loans ($million)2  Net charge-offs / average loans  Nonperforming ratios  LLR / loans            1 Includes $5.9 million of acquired excess land and facilities at December 31, 2017 and $43.0 million of GNMA rebooked loans – see page 11 of the Quarterly Financial Supplement that was furnished as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the SEC on January 22, 2018.2 Classified loan data not available for 2012   1

     Strong capital position for future growth  1 Total regulatory capital, FB Financial Corporation. December 31, 2017 calculation is preliminary and subject to change.2 Non-GAAP financial measure. See “Use of non-GAAP financial measures,” “Reconciliation of non-GAAP financial measures” and the Appendix hereto.  Capital position  Simple capital structure     12/31/15  12/31/16  12/31/17  Shareholder’s equity / Assets  8.2%  10.1%  12.6%  TCE / TA2  6.4%  8.7%  9.7%  Common equity tier 1 / Risk-weighted assets  8.2%  11.0%  10.7%  Tier 1 capital / Risk-weighted assets  9.6%  12.2%  11.4%  Total capital / Risk-weighted assets  11.2%  13.0%  12.0%  Tier 1 capital / Average assets (Leverage Ratio)  7.6%  10.1%  10.5%      Tangible book value per share  Growth: 26.0% since IPO (September 2016)

 M&A Strategy1  Tuscaloosa Drive time from Nashville 3:30 / Huntsville 2:10Birmingham from Nashville 2:40 / Huntsville 1:30Atlanta 3:30 / Chattanooga 1:40Greenville 5:10 / Chattanooga 3:30 / Knoxville 2:40Asheville 4:20 / Knoxville 1:50Blacksburg 5:50 / Knoxville 3:20Roanoke 6:10 / Knoxville 3:40Bowling Green 1:00Glasgow 1:30  Consolidation strategy across existing and contiguous markets  Actively evaluate desirable opportunities in current and expansion markets, highlighted aboveFinancially attractive (EPS accretion, minimal TBV dilution)Cultural and strategic fitConsolidate across Tennessee as attractive opportunities arisePotential Targets in Current Footprint:22 banks headquartered in TN between $400 million and $750 million in assets11 banks between $750 million and $1 billion8 banks $1 billion to $3 billion in assets  Maintain positive, ongoing dialogue with targets to position ourselves as an option when they are ready to create a partnershipPotential Targets in Highlighted Markets:26 banks headquartered in highlighted MSAs $400 million - $3 billion in assets, 9 of which are greater than $1 billion13 additional banks in Community markets $400 million - $3 billion, 3 of which are greater than $1 billionExisting FirstBank Mortgage offices in Tuscaloosa, Birmingham, Atlanta and Greenville MSAs  Drive Times  Tuscaloosa:Nashville ~3.5 hoursHuntsville ~2 hoursBirmingham:Nashville >3 hoursHuntsville ~1.5 hoursAtlanta:Nashville ~3.5 hoursChattanooga <2 hoursGreenville:Nashville ~5 hoursKnoxville <3 hoursAsheville:Nashville ~4 hoursKnoxville ~2 hours  Atlanta  Birmingham  Tuscaloosa  Greenville  Asheville  BowlingGreen  Glasgow  Clarksville  Kingsport  JohnsonCity  1 See “Forward-looking statements” on Slide 1.

    Appendix

 Reconciliation of non-GAAP financial measures  Pro forma core net income

 Reconciliation of non-GAAP financial measures (cont’d)  Pro forma core diluted earnings per share

 Reconciliation of non-GAAP financial measures (cont’d)  Tax-equivalent core efficiency ratio  (1) Efficiency ratio (GAAP) is calculated by dividing non-interest expense by total revenue.

 Reconciliation of non-GAAP financial measures (cont’d)  Tax-equivalent core efficiency ratio  (1) Efficiency ratio (GAAP) is calculated by dividing non-interest expense by total revenue.

 Reconciliation of non-GAAP financial measures (cont’d)  Segment tax-equivalent core efficiency ratio

 Reconciliation of non-GAAP financial measures (cont’d)  Segment tax-equivalent core efficiency ratio

 Tangible book value per common share and tangible common equity to tangible assets  Reconciliation of non-GAAP financial measures (cont’d)   On June 28, 2016, the Company declared a 100-for-1 stock split, increasing the number of issued and authorized shares from 171,800 to 17,180,000 and 250,000 to 25,000,000, respectively. Additional shares issued as a result of the stock split were distributed immediately upon issuance to the shareholder on that date. Share and per share amounts included in the consolidated financial statements and notes thereto reflect the effect of the split for all periods presented. Additionally, in July 2016, the Company increased the authorized shares from 25,000,000 to 75,000,000.

 Reconciliation of non-GAAP financial measures (cont’d)  Core pro forma return on average assets and equity  Core pro forma return on average tangible equity

 Reconciliation of non-GAAP financial measures (cont’d)  Segment core, pre-tax contribution

 Reconciliation of non-GAAP financial measures (cont’d)  Segment core, pre-tax contribution